Exhibit 99.1

Excerpt from Press Release by the Company dated June 12, 2003

Universal Access Global Holdings Inc. (Nasdaq:UAXS) announced today that effective July 15, 2003, Lance B. Boxer will resign as the Company’s Interim CEO and as a director. Mr. Boxer will participate in the transition process, including the board’s planned search for a new CEO. After Mr. Boxer’s departure, Randall Lay, the Company’s CFO, will assume responsibility for executive management of the Company pending the outcome of the board’s search for a new CEO.